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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

                                                                    July 3, 2001

The Board of Directors
LecStar Corporation
4501 Circle 75 Parkway
Building D-4210
Atlanta, Georgia 30339-3025

     As the independent public accountants for LecStar Corporation, we hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB/A of LecStar of our report dated March 21, 2001. We also consent to all other references to our company included therein.


                                      /s/ Feldman Sherb & Co., P.C.
                                      Feldman Sherb & Co., P.C.